February 12, 2008

Chiquita Brands International, Inc.

250 East Fifth Street

Cincinnati, Ohio 45202

Re: Chiquita Brands International, Inc. 4.25% Convertible Senior Notes due 2016

Ladies and Gentlemen:

We have acted as special counsel to Chiquita Brands International, Inc., a New Jersey corporation (the “Company”), in connection with the Underwriting Agreement, dated February 6, 2008 (the “Underwriting Agreement”), between Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”) and the Company, relating to the sale by the Company to the Underwriters of $175 million aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2016 (the “Firm Securities”) to be issued under the Indenture, dated as of February 1, 2008 (the “Base Indenture”), between the Company and LaSalle Bank National Association, as Trustee (the “Trustee”) as amended by the First Supplemental Indenture thereto, to be dated as of February 12, 2008 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and up to an additional $25 million aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2016 (the “Option Securities”) at the Underwriters’ option to cover over-allotments. The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.” The Indenture provides that the Securities are convertible into shares of the Company’s common stock, par value $.01 per share, under certain circumstances. On February 7, 2008, the Underwriters delivered to the Company a written notice pursuant to the Underwriting Agreement exercising their option to purchase all of the Option Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Chiquita Brands International, Inc.

February 12, 2008

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File No. 333-123181) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act and Pre-Effective Amendments No. 1 through No. 3 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated December 15, 2005 which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated February 6, 2008, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of the Underwriting Agreement;

(e) an executed copy of the Base Indenture;

(f) an executed copy of the Supplemental Indenture; and

(g) an executed copy of the global certificate representing the Securities (the “Global Notes”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or

Chiquita Brands International, Inc.

February 12, 2008

other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of New Jersey) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents (as defined herein), other than the laws of the State of New York insofar as we express our opinion herein. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The Underwriting Agreement, the Indenture and the Securities are referred to herein collectively as the “Transaction Documents.”

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we have assumed that the execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Opined-on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any of the Transaction Documents or any transactions contemplated thereby; and

Chiquita Brands International, Inc.

February 12, 2008

(d) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

Our opinions set forth herein are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP